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Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-176913

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Ordinary Shares, nominal value NIS 0.0175 per share	3,450,000(2)	$31.75	$109,537,500.00	$12,717.31

(1)
Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The fee payable in connection with the offering of Common Stock pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

(2)
Equals the aggregate number of ordinary shares to be registered hereunder and includes 450,000 ordinary shares that may be offered and sold pursuant to the exercise in full of the underwriters' option to purchase additional shares of Common Stock.

Prospectus Supplement (To Prospectus dated September 19, 2011)

3,000,000 Ordinary Shares

Mellanox Technologies, Ltd.

We are offering 3,000,000 ordinary shares.

Our ordinary shares trade on The NASDAQ Global Select Market under the symbol "MLNX" and on the Tel-Aviv Stock Exchange under the symbol "MLNX." On September 20, 2011, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $31.96 per share.

	Per Share	Total

Public offering price	$31.75	$95,250,000
Underwriting discounts and commissions	$1.5081	$4,524,300
Proceeds, before expenses, to us	$30.2419	$90,725,625

The underwriters may also purchase up to an additional 450,000 ordinary shares from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Investing in our ordinary shares involves significant risks. See the section entitled "Risk factors" beginning on page S-11 of this prospectus supplement, page 21 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission on March 7, 2011 and page 29 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011 filed with the Securities and Exchange Commission on August 4, 2011.

None of the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The underwriters expect to deliver the ordinary shares on or about September 26, 2011.

J.P. Morgan	Credit Suisse	Barclays Capital

Stifel Nicolaus Weisel

September 20, 2011

Prospectus supplement

i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to, updates or may change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 19, 2011, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. See "Incorporation of certain information by reference."

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context indicates otherwise, all references in this prospectus supplement and the accompanying prospectus to "Mellanox," "Company," "we," "our," "us" or similar references refer to Mellanox Technologies, Ltd. and its subsidiaries on a consolidated basis.

ii

 Special note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "predict," "potential" and similar expressions, as they relate to us, our business and our management, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•
levels of capital spending in the semiconductor industry, in general, and in the market for high-performance interconnect products;

•
our ability to achieve new design wins;

•
our ability to successfully introduce new products;

•
competition and competitive factors;

•
our dependence on a relatively small number of customers;

•
our ability to maintain and expand our presence with existing customers;

•
our ability to protect our intellectual property;

•
future costs and expenses; and

•
other risk factors included under "Risk factors" in this prospectus supplement, the accompanying prospectus and any document incorporated by reference in this prospectus supplement or the accompanying prospectus.

In addition, in light of risks and uncertainties, forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

iii

Prospectus supplement summary

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors described under the heading "Risk factors" in this prospectus supplement beginning on page S-11 and discussed under the sections captioned "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Mellanox Technologies, Ltd.

Company overview

We are a leading fabless semiconductor company that produces and supplies high-performance connectivity products that facilitate efficient data transmission between servers, storage systems, communications infrastructure equipment and other embedded systems. We design, develop and market adapter, gateway and switch integrated circuits, or ICs, that provide high performance connectivity. We offer a complete line of adapter cards that incorporate our adapter ICs and switch and gateway system product lines that incorporate our switch and gateway ICs. Our end-to-end solutions, including adapter, gateway and switch ICs, adapter cards, switch systems, gateway systems, software, services and cables are an integral part of a total networking solution focused on computing, storage and communication applications used in multiple markets, including high-performance computing, or HPC, Web 2.0, storage, financial services, database and cloud. We have established significant expertise with high-performance interconnect solutions through successful development and implementation of multiple generations of our products.

As a leader in developing multiple generations of high-speed networking solutions, we have established strong relationships with our customers. Our products are incorporated in servers and associated networking solutions produced by the five largest server vendors, Hewlett-Packard, IBM, Dell, Oracle and Fujitsu, which collectively shipped the majority of servers in 2010, according to industry research firm International Data Corporation. We supply leading storage and communications infrastructure equipment vendors such as Data Direct Networks, Hewlett-Packard, IBM, Isilon/EMC, NetApp, Oracle and Xyratex. Additionally, our products are used as embedded solutions by companies such as GE Fanuc, Toshiba Medical and SeaChange International.

We are one of the pioneers of InfiniBand: an industry-standard architecture that provides specifications for high-performance interconnects. We believe we are the leading supplier of InfiniBand interconnect solutions that deliver industry-leading performance and features, which is demonstrated by the performance, efficiency and scalability of clustered computing and storage systems that incorporate our products. In addition to supporting InfiniBand, our products also support industry-standard Ethernet transmission protocols providing unique product differentiation and connectivity flexibility. Our products serve as building blocks for creating reliable and scalable InfiniBand and Ethernet solutions with leading performance. We also believe that we are one of the early suppliers of 40 Gigabit Ethernet to the market, which allows us the opportunity to gain additional share in the Ethernet market as users upgrade from one or 10 Gigabit directly to 40 Gigabit.

On February 7, 2011, we completed the acquisition of Voltaire Ltd., or Voltaire, a leading provider of scale-out computing fabrics for data centers, high performance computing and cloud environments. Our primary reasons for the Voltaire acquisition were to enhance our position in providing end-to-end connectivity solutions and to expand our software and hardware offerings. The acquisition also enhanced our engineering team and sales force through the addition of Voltaire employees. The acquisition of Voltaire has allowed us to offer a broader product portfolio, provided us with the opportunity to expand our customer base and allowed us to go to market with end-to-end hardware and software solutions for both InfiniBand and Ethernet.

Revenues were $63.3 million for second quarter of 2011, which represented an increase of 15.1% from first quarter 2011 revenues of $55.1 million, and a 58.5% increase from second quarter 2010 revenues of $40.0 million. Voltaire's revenues have been included from the date of the acquisition on February 7, 2011. We generated cash from operations of $12.5 million during the second quarter of 2011 with $101.8 million in cash and cash equivalents and short-term investments at the end of the second quarter of 2011.

Industry

Computing and storage systems such as servers, supercomputers and storage arrays in today's data centers face a critical challenge of handling exponentially expanding volumes of transactions and data while delivering improved application performance, high scalability and reliability within economic and power constraints. High-performance interconnect solutions remove bottlenecks in communications between resources through fast transfer of data, latency reduction, improved central processing unit, or CPU, utilization and efficient sharing of resources. The result is higher efficiency and utilization of resources that deliver stronger performance using less infrastructure with lower capital expenditures and operating expenses. Large scale applications delivered by leading companies in HPC, Web 2.0, cloud, database and financial services utilize these technologies to deliver their products and services.

There are several trends and technological advances driving demand for high-performance interconnect solutions, including:

•
Transition to clustered computing and storage using connections among multiple standard components;

•
Transition to multiple and multi-core processors in servers;

•
Use of solid state memory;

•
Enterprise data center infrastructure consolidation;

•
Increasing deployments of mission critical, latency, or response time sensitive applications;

•
Increasing deployment of virtualized computing resources to improve utilization;

•
Requirements by cloud providers to perform system provisioning, workload migrations and support multiple users' requests faster and more efficiently; and

•
Requirements by Web 2.0 data centers to increase their hardware utilization and to instantly scale up to large capacities.

Products

We deliver a high throughput, low latency interconnect solution that consists of adapters, switches, cables and acceleration and management software. Our adapters and switch ICs provide per-port bandwidth up to 10Gb/s and 40Gb/s Ethernet, and 10Gb/s (Single Data Rate or SDR), 20Gb/s (Double Data Rate or DDR), 40Gb/s (Quad Data Rate or QDR), and 56Gb/s (Fourteen Data Rate or FDR) InfiniBand. With our adapter ICs and cards, we deliver software for collectives, messaging, unstructured data and storage (VSA) used to accelerate applications in HPC, Web 2.0, high frequency trading, database and storage, among others. Our switch systems, based on our switch ICs, range in port density from eight, 18 and 36 port top-of-rack switches to director-class switches ranging in size from 108 to 648-ports. Connectivity between the adapters and switches is supported with our short reach copper cables and long reach active optical cables and our management software provides visibility, monitoring and diagnostics for the system.

We have been shipping our InfiniBand products since 2001 and our Ethernet products since 2007. During 2008, we introduced Virtual Protocol Interconnect, or VPI, into our ConnectX family of adapter ICs and cards, and in April 2011, we introduced the SwitchX family of switch ICs, which incorporates VPI technology. VPI provides the ability for an adapter or switch to automatically sense whether a communications port is connected to Ethernet or InfiniBand, and in some cases, Fibre Channel.

Corporate information

We were incorporated under the laws of the State of Israel in March 1999. Our principal executive offices in the United States are located at 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085 and our principal executive offices in Israel are located at Hermon Building, Yokneam, Israel 20692. Our telephone number in Sunnyvale, California is 408-970-3400 and our telephone number in Yokneam, Israel is +972-4-909-7200. Our website address is www.mellanox.com. Information contained on our website or connected thereto does not constitute a part of this prospectus supplement.

Throughout this prospectus supplement, we refer to various trademarks that we use in our business. Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, PhyX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. FabricIT, MLNX-OS, and SwitchX are trademarks of Mellanox Technologies, Ltd. All other trademarks appearing in this prospectus supplement are the property of their respective owners.

The offering

Ordinary shares offered by us pursuant to this prospectus supplement	3,000,000 ordinary shares, or 3,450,000 ordinary shares if the underwriters' over-allotment option is exercised in full.
Ordinary shares to be outstanding immediately after this offering	38,441,288 ordinary shares, or 38,891,288 ordinary shares if the underwriters' over-allotment option is exercised in full.
Use of proceeds
The net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses payable by us, will total approximately $90.5 million, assuming no exercise of the underwriters' over-allotment option.

We intend to use the net proceeds from this public offering for general corporate purposes, including working capital and potential strategic investments. We do not currently have any strategic investments planned. See "Use of Proceeds" on page S-16 of this prospectus supplement.
NASDAQ Global Select Market and Tel-Aviv Stock Exchange symbol	MLNX
Risk factors
Investing in our ordinary shares involves significant risks. See "Risk factors" beginning on page S-11 of this prospectus supplement, beginning on page 21 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and beginning on page 29 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011 as well as the other information included in or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our ordinary shares.

In this prospectus supplement, unless otherwise indicated, the number of ordinary shares to be outstanding immediately after this offering as shown above is based on 35,441,288 ordinary shares outstanding as of June 30, 2011 and excludes:

•
5,132,063 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2011, having a weighted average exercise price of $11.87 per share;

•
1,230,083 ordinary shares subject to restricted stock units outstanding as of June 30, 2011, having a weighted average grant date fair value of $25.12 per unit;

•
an aggregate of 2,008,608 ordinary shares reserved for future issuance under our 1999 United States Equity Incentive Plan, 1999 Israeli Share Option Plan, 2003 Israeli Share Option

  Plan, Global Share Incentive Plan (2006) and the Global Share Incentive Assumption Plan (2010) as of June 30, 2011; and

•
168,722 ordinary shares reserved for future issuance under our Employee Share Purchase Plan as of June 30, 2011.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercise of the underwriters' over-allotment option to purchase up to an additional 450,000 ordinary shares.

Summary consolidated financial data

The following table summarizes financial data regarding our business and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes from our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011 incorporated by reference in this prospectus supplement. The summary consolidated statement of operations data for each year in the three years ended December 31, 2010 and the summary consolidated balance sheet data as of December 31, 2010 have been derived from our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus supplement. The audited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States. The summary consolidated unaudited statement of operations data for the six months ended June 30, 2011 and 2010 and the unaudited summary consolidated balance sheet data as of June 30, 2011 have been derived from our unaudited consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, which is incorporated by reference in this prospectus supplement. The results of operations of Voltaire have been included from the date of the acquisition on February 7, 2011. The unaudited interim financial statements have been prepared on a basis consistent with our audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly the results of operations and financial position for those periods. Our results for any interim period in any year are not necessarily indicative of the results to be expected for the full year. Historical results are not necessarily indicative of the results to be expected in the future.

	Year ended December 31,			Six months ended June 30,
(In thousands, except per share data)	2008	2009	2010	2010	2011
				(Unaudited)

Consolidated statement of operations data:
Total revenues	$107,701	$116,044	$154,640	$76,168	$118,402
Cost of revenues	(23,406)	(28,669)	(40,550)	(19,212)	(41,665)

Gross profits	84,295	87,375	114,090	56,956	76,737
Operating expenses:
Research and development	39,519	42,241	56,804	26,272	43,999
Sales and marketing	15,058	17,034	22,104	10,422	18,544
General and administrative	8,370	9,353	11,744	5,385	13,104

Total operating expenses	62,947	68,628	90,652	42,079	75,647
Income from operations	21,348	18,747	23,438	14,877	1,090
Other income (loss), net	3,823	518	(135)	162	136

Income before taxes on income	25,171	19,265	23,303	15,039	1,226
Benefit from (provision for) taxes on income	(2,800)	(6,379)	(9,763)	(4,485)	(722)

Net income	$22,371	$12,886	$13,540	$10,554	$504

Net income per share attributable to ordinary shareholders—basic	$0.71	$0.40	$0.40	$0.32	$0.01
Net income per share attributable to ordinary shareholders—diluted	$0.68	$0.39	$0.38	$0.30	$0.01
Shares used to compute net income per share	31,436	32,099	33,591	33,260	34,820
Shares used to compute diluted net income per share	32,843	33,400	35,483	35,220	37,079

	As of June 30, 2011
(In thousands)	Actual	As adjusted(1)
	(Unaudited)

Consolidated balance sheet data:
Cash and cash equivalents	$72,797	$163,298
Short-term investments	29,037	29,037
Restricted cash	5,218	5,218
Working capital	124,713	215,214
Total assets	$377,645	$468,146
Short-term liabilities	49,424	49,424
Long-term liabilities	20,013	20,013
Total liabilities	$69,437	$69,437
Total shareholders' equity	$308,208	$398,709

(1)   Adjusted to reflect the sale of 3,000,000 ordinary shares by us in this offering at the public offering price, after deducting the underwriting discounts and estimated offering expenses payable by us.

Reconciliation of GAAP to non-GAAP operating results

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial measures, including non-GAAP gross profit, operating income, net income and earnings per share. These supplemental measures exclude share-based compensation expenses, changes in certain deferred tax assets and acquisition related charges. We believe the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses, changes in deferred tax assets and acquisition related charges because it enhances investors' ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company's business operations. Further, management believes certain non-cash charges, such as share-based compensation and changes in certain deferred tax assets, do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

	Year ended December 31,			Six months ended June 30,
(In thousands)	2008	2009	2010	2010	2011

Reconciliation of GAAP net income to non-GAAP:
GAAP net income	$22,371	$12,886	$13,540	$10,554	$504
Adjustments:
Share-based compensation expense:
Cost of revenues	228	305	385	187	369
Research and development	4,936	6,562	8,031	3,835	5,357
Sales and marketing	1,597	2,125	2,730	1,253	2,317
General and administrative	1,175	1,744	2,955	1,535	1,666

Total share-based compensation expense	7,936	10,736	14,101	6,810	9,709
Amortization of acquired intangibles:
Cost of revenues	—	—	—	—	4,168
Sales and marketing	—	—	—	—	692

Total amortization of acquired intangibles	—	—	—	—	4,860
Other acquisition related charges	—	—	861	—	4,394
Deferred taxes in Israel	1,883	5,036	8,181	3,468	—

Non-GAAP net income	$32,190	$28,658	$36,683	$20,832	$19,467

	Year ended December 31,			Six months ended June 30,
(In thousands)	2008	2009	2010	2010	2011

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$107,701	$116,044	$154,640	$76,168	$118,402
GAAP gross profit	84,295	87,375	114,090	56,956	76,737
GAAP gross margin	78.3%	75.3%	73.8%	74.8%	64.8%
Share-based compensation expense	228	305	385	187	369
Acquisition related charges	—	—	—	—	4,168

Non-GAAP gross profit	$84,523	$87,680	$114,475	$57,143	$81,274

Non-GAAP gross margin	78.5%	75.6%	74.0%	75.0%	68.6%
Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$62,947	$68,628	$90,652	$42,079	$75,647
Share-based compensation expense	(7,708)	(10,431)	(13,716)	(6,623)	(9,340)
Acquisition related charges	—	—	(861)	—	(5,086)

Non-GAAP operating expenses	$55,239	$58,197	$76,075	$35,456	$61,221

Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	$21,348	$18,747	$23,438	$14,877	$1,090
Share-based compensation expense	7,936	10,736	14,101	6,810	9,709
Acquisition related charges	—	—	861	—	9,254

Non-GAAP income from operations	$29,284	$29,483	$38,400	$21,687	$20,053

Risk factors

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the following risk factors and the risk factors discussed under the sections captioned "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, in addition to all of the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our ordinary shares. Please also refer to the section in this prospectus supplement entitled "Special note regarding forward-looking statements." Each of these risk factors could harm our business, financial condition or operating results, as well as decrease the value of an investment in our ordinary shares.

Risks related to our ordinary shares and this offering

The price of our ordinary shares may continue to be volatile, and the value of an investment in our ordinary shares may decline.

We sold ordinary shares in our initial public offering in February 2007 at a price of $17.00 per share, and our shares have subsequently traded as low as $6.02 per share. During 2010, our shares traded as low as $14.79 and as high as $27.00. During the six months ended June 30, 2011, our shares traded as low as $23.67 and as high as $32.84. Factors that could cause volatility in the market price of our ordinary shares include, but are not limited to:

•
quarterly variations in our results of operations or those of our competitors;

•
announcements by us or our customers or rumors from sources other than us related to acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•
our ability to develop and market new and enhanced products on a timely basis;

•
disruption to our operations;

•
geopolitical instability;

•
the emergence of new sales channels in which we are unable to compete effectively;

•
any major change in our board of directors or management;

•
changes in financial estimates, including our ability to meet our future revenue and operating profit or loss projections;

•
changes in governmental regulations or in the status of our regulatory approvals;

•
general economic conditions and slow or negative growth of related markets;

•
commencement of or our involvement in litigation;

•
changes in earnings estimates or recommendations by securities analysts;

•
continuing international conflicts and acts of terrorism; and

•
changes in accounting rules.

In addition, the stock markets in general, and the markets for semiconductor stocks in particular, have experienced extreme volatility that often has been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our ordinary shares. In the past, when the market price of a stock has been volatile and declined, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our shareholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

The ownership of our ordinary shares may continue to be concentrated, and your interests may conflict with the interests of our existing shareholders.

As of June 30, 2011, based on information filed with the SEC or reported to us, two of our shareholders, Fidelity Management and Research and Oracle Corporation, beneficially owned an aggregate of approximately 22% of our outstanding ordinary shares, and taken together with our executive officers and directors and their affiliates, beneficially owned an aggregate of approximately 29% of our outstanding ordinary shares. Accordingly, these shareholders, should they act as a group, would have significant influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These shareholders could delay or prevent a change of control of our company, even if such a change of control would benefit our other shareholders. The significant concentration of share ownership may adversely affect the trading price of our ordinary shares due to investors' perception that conflicts of interest may exist or arise.

The sale of a substantial number of shares may adversely affect the market price of our ordinary shares.

The sale of a substantial number of our ordinary shares in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price of our ordinary shares. As of September 15, 2011, we had 137,142,857 ordinary shares authorized for issuance and 35,883,882 ordinary shares outstanding. After taking into account the 3,000,000 shares offered in this offering, we will have 38,883,882 ordinary shares outstanding. In addition, as of September 15, 2011, we have reserved an aggregate of 8,095,743 ordinary shares for issuance upon the exercise or vesting of outstanding equity awards and for future issuance under our equity incentive plans and employee stock purchase plan.

In connection with this offering, we have agreed to lock-up restrictions, meaning that we will not be permitted to sell any of our ordinary shares for 90 days, and our directors and our executive officers will not be permitted to sell any of our ordinary shares for 30 days, after the date of this prospectus supplement, subject to the exceptions discussed in "Underwriting," without the prior consent of J.P. Morgan Securities LLC. Although we have been advised that there is no present intention to do so, J.P. Morgan Securities LLC may, in their sole discretion and without notice, release us, or our directors and officers from all restrictions in any of the lock-up agreements described above. See "Underwriting."

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our ordinary shares to decline. We currently intend to use the net proceeds from this offering to acquire or invest in complementary businesses, products and technologies and for working capital and general corporate purposes. We cannot assure you that these uses or any other use of the net proceeds of this offering will yield favorable returns or results.

If you purchase ordinary shares in this offering, you will experience immediate dilution in your investment. You will experience further dilution if we issue additional equity securities in future financings.

Purchasers of ordinary shares in this offering will pay a price per share in this offering that exceeds the net tangible book value per share of our ordinary shares. After deducting the underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $25.65 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2011 after giving effect to this offering and the public offering price.

We may from time to time issue additional ordinary shares at a discount from the current trading price of our ordinary shares. As a result, our ordinary shareholders would experience immediate dilution upon the purchase of any ordinary shares sold at such discount. In addition, as opportunities present themselves, we may enter into equity financings or similar arrangements in the future, including the issuance of debt securities, preferred shares or ordinary shares. If we issue ordinary shares or securities convertible into ordinary shares, holders of our ordinary shares could experience dilution.

Our ordinary shares are traded on more than one market and this may result in price variations and volatility.

Our ordinary shares are traded on The NASDAQ Global Select Market and the Tel-Aviv Stock Exchange. Trading in our ordinary shares on these markets is made in different currencies (U.S. dollars on The NASDAQ Global Select Market and New Israeli Shekels on the Tel-Aviv Stock Exchange) and at different times (due to different time zones, trading days and public holidays in the United States and Israel). Consequently, the trading prices of our ordinary shares on these two markets often differ. In addition, due to the smaller size of the local capital markets, we may receive more media coverage in Israel and Israeli investors may react to this coverage more quickly than investors elsewhere. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading prices of our ordinary shares on the other market.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our ordinary shares or if our operating results do not meet their expectations, the market price of our ordinary shares could decline.

The trading market for our ordinary shares could be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price of our ordinary shares or trading volume in our ordinary shares to decline. Moreover, if one or more of the analysts who cover our company downgrades our ordinary shares or if our operating results do not meet their expectations, the market price of our ordinary shares could decline.

Provisions of articles of association could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our shareholders, and could make it more difficult for shareholders to change management.

Provisions of our amended and restated articles of association may discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our shareholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

•
no cumulative voting;

•
approval of merger requires a majority of our outstanding shares;

•
a vote of at least 75% of the voting power at the general meeting required to remove any directors (not including external directors) from office, and elect directors instead of directors so removed; and

•
an advance notice requirement for shareholder proposals and nominations.

Furthermore, Israeli tax law treats some acquisitions, particularly share-for-share swaps between an Israeli company and a foreign company, less favorably than U.S. tax law. Israeli tax law generally provides that a shareholder who exchanges our shares for shares in a foreign corporation is treated as if the shareholder has sold the shares. In such a case, the shareholder will generally be subject to Israeli taxation on any capital gains from the sale of shares (after two years, with respect to one half of the shares, and after four years, with respect to the balance of the shares, in each case unless the shareholder sells such shares at an earlier date), unless a relevant tax treaty between Israel and the country of the shareholder's residence exempts the shareholder from Israeli tax. Please see "Risk factors—Provisions of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control and therefore depress the price of our shares" for a further discussion of Israeli laws relating to mergers and acquisitions. These provisions in our amended and restated articles of association and other provisions of Israeli law could limit the price that investors are willing to pay in the future for our ordinary shares.

Provisions of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control and therefore depress the price of our shares.

The Israeli Companies Law, 1999, or the Israeli Companies Law, generally requires that a merger be approved by the board of directors and by the general meeting of the shareholders. Upon the request of any creditor of a merging company, a court may delay or prevent the merger if it concludes that there is a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy its obligations. In addition, a merger may generally not be completed unless at least (i) 50 days have passed since the filing of the merger proposal with the Israeli Registrar of Companies and (ii) 30 days have passed since the merger was approved by the shareholders of each of the merging companies.

Also, in certain circumstances an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold 25% or more of the voting rights in the company (unless there is already a 25% or greater shareholder of the company) or more than 45% of the voting rights in the company (unless there is already a shareholder that holds more than 45% of the voting rights in the company). If, as a result of an acquisition, the acquirer would hold more than 90% of a company's shares or voting rights, the acquisition must be made by means of a tender offer for all of the shares.

In addition, the Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including rights that may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares would require an amendment to our articles of association, which requires the prior approval of the holders of a majority of our shares at a general meeting and, according to the Israeli Securities Law, subject to limited exceptions, the issuance thereof is possible only if we are no longer traded on the Tel-Aviv Stock Exchange.

These provisions could delay, prevent or impede an acquisition of us, even if such an acquisition would be considered beneficial by some of our shareholders.

We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our share capital, nor do we anticipate paying any cash dividends on our share capital in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future.

We may incur increased costs as a result of changes in laws and regulations relating to corporate governance matters.

Changes in the laws and regulations affecting public companies, including Israeli laws, rules adopted by the SEC and by The NASDAQ Stock Market, may result in increased costs to us as we respond to their requirements. These laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements.

Use of proceeds

We will receive net proceeds from the sale of ordinary shares in this offering of approximately $90.5 million (or approximately $104.1 million if the underwriters' over-allotment option is exercised in full), at the public offering price of $31.75 per share after deducting the underwriting discount and commissions and estimated offering expenses relating to this offering payable by us.

We intend to use the net proceeds from this public offering for general corporate purposes, including working capital and potential strategic investments. We do not currently have any strategic investments planned.

Although we currently have no material agreements or commitments with respect to strategic investments, we evaluate strategic investment opportunities and engage in related discussions from time to time. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products.

We intend to invest the net proceeds in interest-bearing bank accounts, money market funds and/or government agency discount notes until we are ready to use them.

Dividend policy

We have never declared or paid any cash dividends on our ordinary shares in the past, and we do not anticipate paying cash dividends in the foreseeable future. The Israeli Companies Law also restricts our ability to declare dividends. We can only distribute dividends from profits (as defined in the Israeli Companies Law), referred to as the Profit Test, and on the condition that there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they come due, referred to as the Insolvency Test. If we do not meet the Profit Test, the Israeli Companies Law allows us to distribute dividends with court approval, provided that we meet the Insolvency Test.

Capitalization

The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2011:

•
on an actual basis; and

•
on an as adjusted basis to give effect to the issuance and sale of 3,000,000 ordinary shares in this public offering at the public offering price of $31.75 per share, after deducting underwriting discounts, commissions and our estimated offering expenses (assuming no exercise of the underwriters' over-allotment option to purchase additional shares).

This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011 in this prospectus supplement and the accompanying prospectus. See "Where you can find more information."

	As of June 30, 2011
(In thousands, except per share data)	Actual	As adjusted

Cash and cash equivalents	$72,797	$163,298

Shareholders' equity:
Ordinary shares, nominal value NIS 0.0175 per share; 137,142,857 shares authorized; 35,441,288 shares issued and outstanding, actual; 38,441,288 shares issued and outstanding, as adjusted	145	160
Additional paid-in capital	291,309	381,795
Accumulated other comprehensive income	1,136	1,136
Retained earnings	15,618	15,618

Total shareholders' equity	308,208	398,709

Total capitalization	$308,208	$398,709

The number of ordinary shares in the actual and as adjusted columns in the table above excludes the following:

•
5,132,063 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2011, having a weighted average exercise price of $11.87 per share;

•
1,230,083 ordinary shares subject to restricted stock units outstanding as of June 30, 2011, having a weighted average grant date fair value of $25.12 per unit;

•
an aggregate of 2,008,608 ordinary shares reserved for future issuance under our 1999 United States Equity Incentive Plan, 1999 Israeli Share Option Plan, 2003 Israeli Share Option Plan, Global Share Incentive Plan (2006) and the Global Share Incentive Assumption Plan (2010) as of June 30, 2011; and

•
168,722 ordinary shares reserved for future issuance under our Employee Share Purchase Plan as of June 30, 2011.

Underwriting

We are offering the ordinary shares described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Barclays Capital Inc. are acting as book-running managers of the offering and J.P. Morgan Securities LLC is acting as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ordinary shares listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities LLC	1,275,000
Credit Suisse Securities (USA) LLC	712,500
Barclays Capital Inc.	562,500
Stifel, Nicolaus & Company, Incorporated	450,000

Total	3,000,000

The underwriters are committed to purchase all the ordinary shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.9049 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 450,000 additional ordinary shares from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional ordinary shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per ordinary share less the amount paid by the underwriters to us per ordinary share. The underwriting fee is $1.5081 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without over-allotment exercise	With full over-allotment exercise

Per Share	$1.5081	$1.5081

Total	$4,524,300	$5,202,945

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $700,000. The underwriters have agreed to reimburse us for certain of our out-of-pocket expenses incurred in connection with this offering in an amount of approximately $475,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or securities convertible into or exchangeable or exercisable for ordinary shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the ordinary shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of ordinary shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement, other than the ordinary shares to be sold hereunder and ordinary shares issued under our existing share incentive plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing extension shall not apply if we qualify for an exemption from the application of NASD Rule 2711(f)(4).

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities for a period of 30 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares (including, without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares. Notwithstanding the foregoing, if (1) during the last 17 days of the 30-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 30-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 30-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing extension shall not apply if we qualify for an exemption from the application of NASD Rule 2711(f)(4).

The restrictions described in the immediately preceding paragraph do not apply to:

(i)    the sale of shares to the underwriters;

(ii)   transfers or other dispositions of ordinary shares (1) as a bona fide gift, (2) upon death by will or intestacy, (3) to an immediate family of the holder or to any trust for the direct or indirect benefit of the holder or the immediate family of the holder, or (4) by distribution to members, limited partners, general partners or shareholders, provided, in each case, that no filing under the Securities Exchange Act of 1934, as amended, is required or voluntarily made and each donee, transferee or distribute agrees to be subject to such restrictions during the balance of the 30-day restricted period; and

(iii)  the establishment of a trading plan under Rule 10b5-1 of the Exchange Act provided that any such plan does not provide for the transfer of ordinary shares during the 30-day restricted period; and provided, further, that no public announcement of, and no SEC or regulatory filings will be required or made with respect to, any such plan during the 30-day restricted period.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of the ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ordinary shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise. The underwriters will not conduct any stabilizing activities on the Tel-Aviv Stock Exchange.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our ordinary shares on The NASDAQ Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The NASDAQ Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the ordinary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus supplement in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•
in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France

Neither this prospectus supplement nor any offering material relating to our ordinary shares has been or will be submitted to the "Commission des Opérations de Bourse" for approval ("Visa"), in France. The underwriters have not offered or sold and will not offer or sell any ordinary shares or distribute or cause to be distributed any copies of this prospectus supplement or any offering material relating to our ordinary shares, directly or indirectly, in France, except (a) with the prior authorization of the French Ministry for Economy and Finance in accordance with Articles 9 and 10 of the "Décret" of December 29, 1989 regulating financial relations between France and foreign countries, or (b) to qualified investors ("investisseurs qualifiés"), and/or a restricted group of investors ("cercle restreint d'investisseurs"), in each case acting for their account, all as defined in, and in accordance with, Article L. 411-1 and L. 411-2 of the Monetary and Financial Code and "Décret" no. 98-880 dated October 1, 1998.

Germany

This prospectus supplement and the accompanying prospectus are not a Securities Selling Prospectus within the meaning of the German Securities Sales Prospectus Act of September 9, 1998 and have not been filed with and approved by the German Federal Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) or any other competent German governmental authority under the relevant laws. The underwriters have not offered or sold and will not offer or sell any of our ordinary shares or distribute copies of this prospectus supplement and the accompanying prospectus or any document relating to our ordinary shares, directly or indirectly.

Hong Kong

The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Israel

Sale of ordinary shares in Israel will be pursuant to a private placement exemption only to investors that are enumerated in the First Supplement of the Israeli Securities Law, 1968 who will confirm to us and the underwriters that they are buying the ordinary shares for their own account and are not subject to any obligation to resell the shares.

Japan

The ordinary shares offered in this document have not been registered under the Financial Instruments and Exchange Law of Japan. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. Our ordinary shares may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to our ordinary shares may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of our ordinary shares in Switzerland.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Supplemental financial information

Unaudited pro forma condensed combined consolidated statement of operations of Mellanox and Voltaire

The following unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2011 is based on the historical financial statements of our company and Voltaire after giving effect to our acquisition of Voltaire using the acquisition method of accounting, in accordance with GAAP, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated statement of operations. The pro forma acquisition adjustments described in Note 2 were based on available information and certain assumptions made by the Company's management and may be revised as additional information becomes available. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2011 combines our and Voltaire's historical condensed consolidated statements of operations for the six months then ended, giving effect to the merger as if it had occurred on January 1, 2010.

An unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2010 and unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2010, and the notes thereto, are available as Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on February 7, 2011, as amended by Form 8-K/A filed with the SEC on April 19, 2011. The pro forma adjustments contained in such Exhibit 99.2 are based on the preliminary information available at the time of the preparation of the Form 8-K/A. The unaudited condensed combined consolidated balance sheet of the Company as of June 30, 2011, which reflects the acquisition, is available in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the SEC on August 4, 2011.

The unaudited pro forma condensed combined consolidated statement of operations below has been prepared by management for illustrative purposes only and is not necessarily indicative of the combined results of operations in future periods or the results that actually would have been realized had we and Voltaire been a combined company during the specified periods. The unaudited pro forma condensed combined consolidated statement of operations does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition.

The unaudited pro forma condensed combined consolidated statement of operations and accompanying notes thereto should be read together with our historical financial statements as of and for the year ended December 31, 2010 and six months ended June 30, 2011, and Voltaire's historical financial statements as of and for the year ended December 31, 2010.

The unaudited pro forma condensed combined consolidated statement of operations has been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules and regulations; however, management believes that the disclosures are adequate such that the information presented is in accordance with the requirements of the SEC.

Mellanox and Voltaire

Unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2011

	Six months ended June 30, 2011
(In thousands, except per share data)	Mellanox	Voltaire	Pro forma adjustments		Pro forma

Total revenues	$118,402	$4,429	$(848)	A	$121,983
Cost of revenues	(41,665)	(2,699)	848	A
			(614)	B
			12	F
			(15)	G	(44,133)

Gross profit	76,737	1,730	(617)		77,850
Operating expenses:
Research and development	43,999	2,084	(66)	D
			(196)	F
			120	G	45,941
Sales and marketing	18,544	1,690	(183)	C
			(3)	D
			(144)	F
			140	G	20,044
General and administrative	13,104	5,525	(7,081)	E
			(1,405)	F
			18	G	10,161

Total operating expenses	75,647	9,299	(8,800)		76,146

Income (loss) from operations	1,090	(7,569)	8,183		1,704
Other income, net	136	67			203

Income (loss) before taxes on income (loss)	1,226	(7,502)	8,183		1,907
Provision for taxes on income (loss)	(722)	(1,397)	13	H	(2,106)

Net income (loss)	$504	$(8,899)	$8,196		$(199)

Net income per share—basic	$0.01				$(0.01)
Net income per share—diluted	$0.01				$(0.01)
Shares used in computing net income per share:
Basic	34,820				34,820
Diluted	37,079		(2,259)	I	34,820

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

Notes to the unaudited pro forma condensed combined statement of operations of Mellanox and Voltaire:

1. Source of information

The information presented for the six months ended June 30, 2011 under the column "Mellanox" includes the results from Voltaire's business from the date of acquisition, February 7, 2011, to June 30, 2011. The information presented for the six months ended June 30, 2011 under the column "Voltaire" represents the results of Voltaire's operations from January 1, 2011 to February 6, 2011.

The acquisition is accounted for under the acquisition method of accounting in accordance with the accounting standards. Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the acquisition closing date. The assets of Voltaire have been measured based on various preliminary estimates using assumptions that the Company's management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

The process for estimating the fair values of identifiable assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets of Voltaire as of the effective date of the acquisition was allocated to goodwill in accordance with the accounting guidance. The purchase price allocation is subject to finalization of the Company's analysis of the fair value of the assets and liabilities of Voltaire as of the acquisition date. Accordingly, the purchase price allocation used to derive the unaudited pro forma condensed combined consolidated statement of operations is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

2. Pro forma adjustments

Pro forma adjustments are necessary to reflect the amortization expense related to the estimated amortizable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, acquisition related expense and to reflect the income tax effect related to the pro forma adjustments.

All significant intercompany transactions between Mellanox and Voltaire for the six-month period ended June 30, 2011 have been eliminated.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Mellanox and Voltaire filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined statement of operations does not include any adjustments for expenses that will result from integration activities, as management is in the process of making these assessments and estimates of these costs are not currently known. Any restructuring charges would be recorded as an expense in the statement of operations in the period in which they were incurred.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

A.
To eliminate intercompany revenue for period prior to acquisition

B.
Reflects amortization expense for developed technology that would have been recorded had the acquisition been completed on January 1, 2010

C.
Reflects amortization expense for other intangible assets that would have been recognized had the acquisition been completed on January 1, 2010

D.
To record the reduction in depreciation expense on property and equipment due to adjustment to fair value

E.
To eliminate direct incremental costs related to the acquisition

F.
To eliminate historical stock-based compensation, including vesting acceleration upon change of control

G.
To record stock-based compensation for assumed options and RSUs

H.
To adjust tax provision to reflect the effect of the pro forma adjustments

I.
To reflect incremental shares used in computing diluted income per share—No adjustment to basic shares issued and outstanding due to anti-dilutive effect of pro forma combined loss

Tax considerations

U.S. federal income tax considerations

The following discussion describes certain U.S. federal income tax consequences to U.S. Holders (as defined below) under current law of an investment in our ordinary shares. This discussion applies only to U.S. Holders that hold our ordinary shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This discussion is based on the tax laws of the United States in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below.

The following discussion does not address the tax consequences to any particular investor or to persons in special tax situations such as:

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banks;

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certain financial institutions;

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insurance companies;

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broker-dealers;

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traders that elect to use a mark-to-market method of accounting;

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U.S. expatriates;

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tax-exempt entities;

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persons liable for alternative minimum tax;

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persons holding our ordinary shares as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

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persons that actually or constructively own 10% or more of our voting stock;

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persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation; or

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partnerships or other pass-through entities.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

The discussion below of the U.S. federal income tax consequences to "U.S. Holders" will apply to you if you are a beneficial owner of our ordinary shares and you are for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our ordinary shares, or a partner in such partnership, you should consult your tax advisors.

Taxation of dividends and other distributions on the ordinary shares

We currently do not intend to pay cash dividends in the foreseeable future. Subject to the passive foreign investment company rules discussed below, the U.S. dollar amount of the gross amount of any distribution we make to you with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will generally be includible in your gross income, in the year actually or constructively received, as dividend income, but only to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent, if any, that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of your tax basis in the ordinary shares you hold, and then, to the extent such excess amount exceeds your tax basis in the ordinary shares, as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, you should expect that any distribution we make to you will be reported as a dividend even if such distribution would otherwise be treated as a tax-free return of capital or as capital gain under the rules described above. Any dividends we pay will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, for taxable years beginning before January 1, 2013, dividends may be taxed at the lower capital gains rate applicable to "qualified dividend income," provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are neither a passive foreign investment company nor treated as such with respect to you (as discussed below) for our taxable year in which the dividend is paid and the preceding taxable year, (3) certain holding period requirements are met and (4) you are not under an obligation to make related payments with respect to positions in substantially similar or related property. Under U.S. Internal Revenue Service authority, ordinary shares are considered for the purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on The NASDAQ Global Select Market, as are our ordinary shares. You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for any dividends we pay with respect to the ordinary shares.

The amount of any distribution paid in NIS (including the amount of Israeli taxes withheld) will be equal to the U.S. dollar value of such NIS on the date such distribution is actually or constructively received by you, regardless of whether the payment is in fact converted into U.S. dollars at that time. Gain or loss, if any, realized on the sale or other disposition of such NIS generally will be U.S. source ordinary income or loss. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

Subject to certain conditions and limitations, any Israeli taxes withheld from a distribution may be eligible for credit against your U.S. federal income tax liability. If a refund of the tax withheld is available to you under the laws of Israel or under the Convention between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the amount of any tax withheld that is refundable will not be eligible for such credit against your U.S. federal income tax liability (and will not be eligible for the deduction against your U.S. federal taxable income). For foreign tax credit purposes, the limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends we pay with respect to our ordinary shares will generally constitute "passive category income" but could, in the case of certain U.S. Holders, constitute "general category income." Subject to the source of income discussion below, any dividends we pay to you will generally constitute foreign source income for foreign tax credit limitation purposes. However, for periods in which we are a "United States-owned foreign corporation," a portion of dividends paid by us may be treated as U.S. source solely for purposes of the foreign tax credit. We would be treated as a United States-owned foreign corporation if 50% or more of the total value or total voting power of our stock is owned, directly, indirectly or by attribution, by U.S. persons. To the extent any portion of our dividends is treated as U.S. source income pursuant to this rule, the ability of a U.S. Holder to claim a foreign tax credit for any Israeli withholding taxes payable in respect of our dividends may be limited. A U.S. Holder entitled to benefits under the United States-Israel Tax Treaty may, however, elect to treat any dividends as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. Holder's foreign tax credit. U.S. Holders should consult their tax advisors about the impact of, and any exception available with respect to, the special sourcing rule described in this paragraph, and the desirability and method of making such an election. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The rules relating to the determination of the foreign tax credit are complex and you should consult your tax advisors to determine whether and to what extent a credit would be available. If you do not claim a foreign tax credit with respect to any foreign taxes for a given taxable year, you may instead elect to claim an itemized deduction for all applicable foreign taxes paid in that taxable year.

Taxation of dispositions of the ordinary shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ordinary share equal to the difference between the amount realized (in U.S. dollars) for the ordinary share and your tax basis (in U.S. dollars) in the ordinary share. The gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, that has held the ordinary share for more than one year, you may be eligible for reduced tax rates. The deductibility of capital losses is subject to significant limitations. Any gain or loss that you recognize on a disposition of our ordinary shares will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes. You should consult your tax advisors regarding the proper treatment of gain or loss in your particular circumstances.

If the consideration you receive for the ordinary share is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received, determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares are treated as traded on an established securities market and you are either a cash basis taxpayer or an accrual basis taxpayer who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service), you will determine the U.S. dollar value of the amount realized in a foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. Your initial tax basis in your ordinary shares generally will equal the cost of such ordinary shares. If you use foreign currency to purchase ordinary shares, the cost of the ordinary shares will be the U.S. dollar value of the foreign currency purchase price determined by reference to the spot rate of exchange on the date of purchase. However, if the ordinary shares are treated as traded on an established securities market and you are either a cash basis taxpayer or an accrual basis taxpayer who has made the special election described above, you will determine the U.S. dollar value of the cost of such ordinary shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. Any such gain or loss generally will be U.S. source gain or loss (in the case of losses, subject to certain limitations) and will be treated as long-term capital gain or loss if your holding period in the ordinary shares exceeds one year. You should consult your tax advisors regarding the treatment of any foreign currency gain or loss (which generally will be treated as U.S. source ordinary income or loss) on any NIS received in a sale or exchange of the ordinary shares that is converted into U.S. dollars (or otherwise disposed of) on a date subsequent to receipt.

Passive foreign investment company

We were not a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes for the taxable year ended December 31, 2010. Based on our current and anticipated operations and composition of our income and assets, we do not expect to be a PFIC for U.S. federal income tax purposes for our current taxable year ending December 31, 2011, or any future taxable year. However, the application of the PFIC rules is subject to ambiguity in several respects. In addition, our actual PFIC status for the current taxable year or any future taxable year will not be determinable until after the close of each such year. Accordingly, we cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year.

In general, a non-U.S. corporation will be a PFIC for any taxable year if, applying certain look-through rules, either:

•
at least 75% of its gross income for such year is classified as "passive income," or

•
at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the "asset test").

We must make a separate determination each taxable year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC. In addition, changes in the composition of our income and assets may cause us to become a PFIC. If we are a PFIC for any taxable year during which you hold ordinary shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our ordinary shares, unless we cease to be a PFIC and you make a "deemed sale" election with respect to our ordinary shares. If such election is timely made, you will be deemed to have sold the ordinary shares you hold at their fair market value on the last day of the last taxable year for which we were a PFIC and any gain from such deemed sale would be subject to the rules described in the following paragraph. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, your ordinary shares with respect to which such election was made will not be treated as shares in a PFIC. If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own ordinary shares in any of our subsidiaries that are also PFICs.

If we are considered a PFIC at any time that a U.S. Holder holds our ordinary shares, any gain recognized by the U.S. Holder on a sale or other disposition of the ordinary shares would be allocated ratably over the U.S. Holder's holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares were to exceed 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain on the sale or other disposition of ordinary shares if we were a PFIC, described above.

Certain elections may be available that would result in alternative treatments. For example, if we are or become a PFIC, a U.S. Holder may be able to avoid taxation under the rules described above by making a "qualified electing fund" election to include such holder's share of our income on a current basis. However, a U.S. Holder can make a qualified electing fund election with respect to its ordinary shares only if we agree to furnish such holder annually with certain tax information. We currently do not intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election. Alternatively, in the event we are or become a PFIC, a U.S. Holder may make a mark-to-market election to mitigate the adverse tax consequences that would otherwise result from our PFIC status if our ordinary shares are considered marketable stock. However, if any of our subsidiaries are also PFICs, an election for mark-to-market treatment would likely not be available with respect to any such subsidiaries.

If we are considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in our ordinary shares.

Information reporting and backup withholding

Dividend payments with respect to ordinary shares and proceeds from the sale, exchange or redemption of ordinary shares will generally be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or that is otherwise exempt from backup withholding. U.S. Holders that are exempt from backup withholding should still complete U.S. Internal Revenue Service Form W-9 to avoid possible erroneous backup withholding. You should consult your tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information in a timely manner.

Additional reporting requirements

Certain U.S. Holders who are individuals are required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the ordinary shares.

Israeli tax considerations

Israeli law generally imposes a capital gains tax on the sale of capital assets located in Israel, including shares in Israeli resident companies, unless a specific exemption is available or unless a treaty between Israel and the country of the non-resident provides otherwise. An individual is subject to a 20% tax rate on real capital gains derived from the sale of shares, as long as the individual has not demanded a deduction of interest and linkage differences in connection with the purchase and holding of the securities; and as long as the individual is not a "substantial shareholder" of the company issuing the shares, which is generally defined as a shareholder that holds, directly or indirectly, solely or together with others 10% or more of: (i) the right to profits; (ii) the right to nominate a director, chief executive officer or officer of a similar nature; (iii) voting rights; (iv) the right to the assets of the company upon liquidation; and (v) the right to instruct any other person holding any of the foregoing rights. A substantial shareholder (or a shareholder who has demanded a deduction of interest and linkage differences) will be subject to tax at a rate of 25% on real capital gains derived from the sale of shares issued by the company. The determination of whether the individual is a substantial shareholder will be made on the date that the securities are sold. In addition, the individual will be deemed to be a substantial shareholder if at any time during the 12 months preceding this date he or she had been a substantial shareholder. The foregoing tax rates, however, will not apply to dealers in securities.

Corporations are subject to corporate tax rates in respect of capital gains from the sale of publicly-traded shares in Israeli companies. Recent changes in the law will reduce the corporate tax rate from 24% in 2011 to 23% in 2012, 22% in 2013, 21% in 2014, 20% in 2015 and 18% in 2016.

Non-residents of Israel, including corporations, will generally be exempt from any capital gains tax from the sale of shares so long as (i) the gains are not derived through a permanent establishment that the non-resident maintains in Israel, (ii) the shares are and remain listed for trading on a designated stock market and (iii) the shares were purchased after being listed on the designated stock market. These provisions dealing with capital gains are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be Israeli business income. However, non-Israeli corporations will not be entitled to such exemption if an Israeli resident (i) has a controlling interest of 25% or more in such non-Israeli corporation, or (ii) is the beneficiary of or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, directly or indirectly.

In addition, pursuant to the Convention between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, as amended, which we refer to as the United States-Israel Tax Treaty, the sale, exchange or disposition of ordinary shares by a person who qualifies as a resident of the United States within the meaning of the United States-Israel Tax Treaty and who is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, which we refer to as a Treaty United States Resident, generally will be exempt from Israeli capital gains tax unless (i) the capital gain arising from such sale is attributed to real estate located in Israel; (ii) the capital gain arising from such sale is attributed to royalties; (iii) the capital gain arising from such sale is regarded as a business income attributed to a permanent establishment of the shareholder located in Israel; (iv) the resident, if an individual, was present in Israel for a period or aggregate periods of 183 days or more during the relevant calendar year; (v) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting power in the Israeli company during any part of the 12-month period preceding such sale, exchange or disposition. However, such Treaty United States Resident would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to state or local taxes in the United States.

In some instances, where shareholders are liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at the source.

Non-residents of Israel are subject to income tax on income accrued or derived from sources in Israel. These sources of income include passive income, including dividends, royalties and interest, as well as non-passive income from services rendered in Israel. For so long as the securities of the company are publicly traded, on distribution of dividends other than bonus shares or share dividends, income tax is withheld at the rate of 20% for dividends paid to individuals or foreign corporations and, upon application to the tax authorities, 15% for dividends attributable to an Approved Enterprise under the Law for the Encouragement of Capital Investments, 1959, unless in each case a different rate is provided in a treaty between Israel and the shareholder's country of residence.

Under the United States-Israel Tax Treaty, the maximum tax on dividends paid to a holder of ordinary shares who is a U.S. resident will be 25% or 15% in the case of dividends paid out of the profits of an Approved Enterprise, subject to certain conditions.. The maximum tax rate on dividends not generated by an Approved Enterprise paid to a U.S. corporation holding at least 10% of our voting power and in case not more than 25% of the income of the distributing company is comprised of dividend or interest will be 12.5%.

A non-resident of Israel who receives dividends from which tax was withheld is generally exempt from the duty to file returns in Israel in respect of such income, provided such income was not derived from a business conducted in Israel by the taxpayer, and the taxpayer has no other taxable sources of income in Israel.

Legal matters

Herzog Fox & Neeman, Tel Aviv, Israel has passed upon the validity with respect to Israeli law of the issuance and sale of the ordinary shares offered by this prospectus supplement and the accompanying prospectus and certain other matters relating to Israeli law. Certain other legal matters relating to United States law have been passed upon for us by Latham & Watkins LLP, Menlo Park, California. As of the date of this prospectus supplement, Latham & Watkins LLP and certain of its attorneys beneficially own ordinary shares representing less than one percent of our ordinary shares outstanding. Certain legal matters have been passed upon for the underwriters by White & Case LLP, New York, New York with regard to matters relating to United States law and by Gornitzky & Co., Tel Aviv, Israel, with regard to matters relating to Israeli law.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Voltaire Ltd. included on Exhibit 99.1 to the Company's Current Report on Form 8-K/A dated April 19, 2011, and incorporated in this prospectus supplement by reference, have been so incorporated in reliance on the report of Kesselman & Kesselman, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the SEC's website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC on September 19, 2011. The registration statement contains more information than this prospectus supplement and accompany prospectus regarding us and our ordinary shares, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's internet website.

Incorporation of certain information by reference

The SEC allows us to "incorporate by reference" information in this prospectus supplement that we have filed with the SEC in other documents. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the time of filing of this prospectus supplement and the termination of the offering (excluding any document, or portion thereof, to the extent such document or portion thereof is furnished and not filed):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 7, 2011;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 9, 2011;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the SEC on August 4, 2011;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2011 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010);

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2011, January 28, 2011, February 7, 2011 (as amended on Form 8-K/A, filed with the SEC on April 19, 2011), March 3, 2011, March 22, 2011, April 13, 2011, May 19, 2011 and September 19, 2011; and

•
the description of our ordinary shares contained in our Registration Statement on Form 8-A (Commission File No. 001-33299), filed with the SEC on February 6, 2007, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus supplement or the accompanying prospectus or in any other document incorporated by reference or deemed incorporated by reference into this prospectus supplement or into the accompanying prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement or accompanying prospectus, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Mellanox Technologies, Ltd.

Attn: Investor Relations
350 Oakmead Parkway, Suite 100
Sunnyvale, CA 94085, U.S.A.
Telephone: +1 (408) 970-3400

Prospectus

Mellanox Technologies, Ltd.

Ordinary Shares
Debt Securities
Warrants
Rights
Purchase Contracts
Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide the specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol "MLNX" and on the Tel-Aviv Stock Exchange under the symbol "MLNX."

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 3.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2011

Important notice about the information presented in this prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

 About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the securities we may offer. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading "Where you can find more information," before making a decision to purchase any of our securities.

The prospectus supplement will describe: the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about United States federal or Israeli income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where you can find more information."

As used in this prospectus, "Mellanox," "Company," "we," "our" or "us" refer to Mellanox Technologies, Ltd. and its subsidiaries on a consolidated basis, unless otherwise indicated.

Risk factors

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under "Special note regarding forward-looking statements," you should carefully consider the specific risks set forth under the caption "Risk factors" in any applicable prospectus supplement or free writing prospectus and under the caption "Risk factors" in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

Where you can find more information

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.mellanox.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

 Incorporation by reference

The SEC allows us to "incorporate by reference" information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the time of filing of this prospectus and the termination of the offering (excluding any document, or portion thereof, to the extent such document or portion thereof is furnished and not filed):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 7, 2011;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 9, 2011;

•
our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the SEC on August 4, 2011;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2011 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010);

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2011, January 28, 2011, February 7, 2011 (as amended on Form 8-K/A, filed with the SEC on April 19, 2011), March 3, 2011, March 22, 2011, April 13, 2011 and May 19, 2011; and

•
the description of our ordinary shares contained in our Registration Statement on Form 8-A (Commission File No. 001-33299), filed with the SEC on February 6, 2007, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference or deemed incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Mellanox Technologies, Ltd.
Attn: Investor Relations
350 Oakmead Parkway, Suite 100
Sunnyvale, CA 94085, U.S.A.
Telephone: +1 (408) 970-3400

These documents can also be requested through, and are available in, the Investors section of our website, which is located at www.mellanox.com, or as described under "Where you can find more information" above. The reference to our website address does not constitute incorporation by reference of the information contained on our website in this prospectus or any prospectus supplement.

 Special note regarding forward-looking statements

This prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•
levels of capital spending in the semiconductor industry, in general, and in the market for high-performance interconnect products;

•
our ability to achieve new design wins;

•
our ability to successfully introduce new products;

•
competition and competitive factors;

•
our dependence on a relatively small number of customers;

•
our ability to maintain and expand our presence with existing customers;

•
our ability to protect our intellectual property;

•
future costs and expenses; and

•
other risk factors included under "Risk factors" in this prospectus, any document incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus.

In addition, in this prospectus and the documents incorporated by reference herein, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "predict," "potential" and similar expressions, as they relate to us, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Enforcement of civil liabilities under United States
federal securities laws

We are incorporated under the laws of the State of Israel. Service of process upon us and our directors and officers and the Israeli experts named in this prospectus, several of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and certain of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Herzog Fox & Neeman, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Securities Exchange Act and including a monetary or compensatory judgment in a non-civil matter, only if they find that:

•
the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•
the judgment is executory in the state in which it was given.

Even if these conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. The term "prejudice the sovereignty or security of the State of Israel" as used in the Israeli Law on Enforcement of Foreign Judgments has not been interpreted by Israeli courts. Furthermore, other authority under Israeli law with respect to such term is very limited, and does not provide guidance as to what criteria will be considered by an Israeli court in determining whether the enforcement of a foreign judgment would prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

•
the judgment was obtained by fraud;

•
there is a finding of lack of due process;

•
the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•
the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

•
at the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed Mellanox Technologies, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

 Our company

We are a leading fabless semiconductor company that produces and supplies high-performance connectivity products that facilitate efficient data transmission between servers, storage systems, communications infrastructure equipment and other embedded systems. We design, develop and market adapter, gateway and switch integrated circuits, or ICs, that provide high performance connectivity. We offer a complete line of adapter cards that incorporate our adapter ICs and switch and gateway system product lines that incorporate our switch and gateway ICs. Our end-to-end solutions, including adapter, gateway and switch ICs, adapter cards, switch systems, gateway systems, software, services and cables are an integral part of a total networking solution focused on computing, storage and communication applications used in multiple markets, including high-performance computing, or HPC, Web 2.0, storage, financial services, database and cloud. We have established significant expertise with high-performance interconnect solutions through successful development and implementation of multiple generations of our products.

As a leader in developing multiple generations of high-speed networking solutions, we have established strong relationships with our customers. Our products are incorporated in servers and associated networking solutions produced by the five largest server vendors, Hewlett-Packard, IBM, Dell, Oracle and Fujitsu, which collectively shipped the majority of servers in 2010, according to industry research firm International Data Corporation. We supply leading storage and communications infrastructure equipment vendors such as Data Direct Networks, Hewlett-Packard, IBM, Isilon/EMC, NetApp, Oracle and Xyratex. Additionally, our products are used as embedded solutions by companies such as GE Fanuc, Toshiba Medical and SeaChange International.

We are one of the pioneers of InfiniBand: an industry-standard architecture that provides specifications for high-performance interconnects. We believe we are the leading supplier of InfiniBand interconnect solutions that deliver industry-leading performance and features, which is demonstrated by the performance, efficiency and scalability of clustered computing and storage systems that incorporate our products. In addition to supporting InfiniBand, our products also support industry-standard Ethernet transmission protocols providing unique product differentiation and connectivity flexibility. Our products serve as building blocks for creating reliable and scalable InfiniBand and Ethernet solutions with leading performance. We also believe that we are one of the early suppliers of 40 Gigabit Ethernet to the market, which allows us the opportunity to gain additional share in the Ethernet market as users upgrade from one or 10 Gigabit directly to 40 Gigabit.

We were incorporated under the laws of the State of Israel in March 1999. Our principal executive offices in the United States are located at 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085 and our principal executive offices in Israel are located at Hermon Building, Yokneam, Israel 20692. Our telephone number in Sunnyvale, California is 408-970-3400 and our telephone number in Yokneam, Israel is +972-4-909-7200. Our website address is www.mellanox.com. Information contained on our website or connected thereto does not constitute a part of this prospectus.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, PhyX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. FabricIT, MLNX-OS, and SwitchX are trademarks of Mellanox Technologies, Ltd. All other trademarks appearing in this prospectus are the property of their respective owners.

 Ratio of earnings to fixed charges

Our ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements. The ratios should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein. See Exhibit 12.1 hereto for additional detail regarding the computation of the ratio of earnings to fixed charges.

	Year ended December 31,					Six months ended June 30, 2011
	2006	2007	2008	2009	2010

Ratio of earnings to fixed charges	22.7	58.8	43.4	29.0	25.8	2.2

Use of proceeds

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes. We intend to invest the net proceeds in money market funds and/or short-term investment-grade securities until we are ready to use them.

Description of authorized share capital

General

As of June 30, 2011, our authorized share capital consists of 137,142,857 ordinary shares, nominal value new Israeli shekel, or NIS, 0.0175 per share. As of June 30, 2011, there were outstanding:

•
35,441,288 ordinary shares held by approximately 45 shareholders of record;
•
5,132,063 ordinary shares issuable upon exercise of outstanding share options; and
•
1,230,083 ordinary shares subject to outstanding unvested restricted stock units.

Our ordinary shares are not redeemable and do not have preemptive rights. The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Ordinary shares

Transfer of shares

Our ordinary shares will be issued in registered form and may be freely transferred under our amended and restated articles of association unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Voting

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at a shareholder meeting either in person or by proxy. In addition, shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

The Israeli Companies Law, 1999, or Israeli Companies Law, imposes certain duties on our shareholders. A shareholder, in exercising his or her rights and performing his or her obligations, must act in good faith and in an acceptable manner towards us and our other shareholders, and avoid abusing his or her powers in the company, inter alia, when voting at general meetings on matters such as changes to our amended and restated articles of association, increasing our registered share capital, mergers and related party transactions. A shareholder also has a general duty to refrain from oppressing any other shareholders. The remedies generally available upon a breach of contract apply in the event of breach of the abovementioned duties, mutatis mutandis, and in the event of a breach of the duty to refrain from oppressing any other shareholder, other remedies may also be available to the injured shareholder. In addition, any controlling shareholder, any shareholder who knows that his or her vote can determine the outcome of a shareholder vote and any shareholder who, under our amended and restated articles of association, can appoint or prevent the appointment of an office holder, or has other power with respect to the company, is required to act fairly towards the company. The Israeli Companies Law does not specifically define the duty of fairness, except to state that the remedies generally available upon a breach of contract will apply also in the event of a breach of the shareholder's duty of fairness, mutatis mutandis, taking into consideration the status in the company of the shareholder who is in breach of such duty.

Election of directors

Our directors are elected by the holders of a simple majority of our ordinary shares at a general shareholder meeting. Our ordinary shares do not have cumulative voting rights for this purpose. As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting at which a quorum is present have the power to elect any or all of our directors whose positions are being filled at that meeting, subject to the special approval requirements for outside directors.

Outside directors are elected by a majority vote at a shareholders' meeting, provided that either:

•
The majority of the shares voted at the meeting for the election of the outside director (excluding abstentions) includes a majority of the votes that are held by non-controlling shareholders or shareholders that do not have a personal interest in such election (other than a personal interest that is not the result of a relationship with the controlling shareholder); or

•
the total number of shares of non-controlling shareholders or shareholders that do not have a personal interest as mentioned above, that voted against the election of the outside director, does not exceed two percent of the aggregate voting rights in the company.

The initial term of an outside director is three years, and he or she may be reelected for up to two additional terms of three years each. Thereafter, he or she may be reelected by our shareholders for additional periods of up to three years each (in the same manner as he or she were elected to his or her first term), in each case provided that: (i) the audit committee and thereafter the board of directors confirm that, in light of the outside director's expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company; and (ii) the company's shareholders were informed at the general meeting, prior to the reelection of the outside director, of the term previously served by him or her and of the reasons why the audit committee and the board of directors recommended the extension of the outside director's term. An outside director may be removed only by the same percentage of shareholders as is required for his or her election, or by a court, and then only if, in the case of removal by the shareholders, he or she ceases to meet the statutory requirements for his or her appointment or he or she violates the duty of loyalty to the company, and in the case of removal by the court, the court determines that he or she ceases to meet the statutory requirements for his or her appointment or he or she violates the duty of loyalty to the company or he or she is permanently unable to fulfill his or her responsibilities or during the term of his or her service he or she was convicted by a court outside of Israel of certain offenses. If an outside directorship becomes vacant, our board of directors is required under the Israeli Companies Law to call a shareholders' meeting immediately for the appointment of a new outside director.

No preemptive or similar rights

Our ordinary shares are not entitled to preemptive rights and are not subject to conversion or redemption.

Dividend and liquidation rights

Our board of directors may, in its discretion, declare that a dividend be paid pro rata to the holders of ordinary shares without the approval of our shareholders, in proportion to the nominal value paid up capital attributable to the shares that they hold. Dividends must be paid out of our profits, as defined in the Israeli Companies Law, profits being the higher of (i) retained earnings as of the end of our most recent fiscal year or (ii) earnings generated over the two most recent years, provided that in the reasonable determination of our board of directors, there is no concern that a payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. In the event that we do not have retained earnings and earnings legally available for distribution we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations when they become due.

In the event of a liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the respective holdings of the shares that they hold. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder meetings

We are required to convene an annual general meeting of our shareholders once every calendar year within a period of not more than 15 months following the preceding annual general meeting. Our board of directors is required to convene a special general meeting of our shareholders at the request of (i) two directors or one quarter of the members of our board of directors, or (ii) one or more holders of 5% or more of our issued share capital and 1% of our voting power or the holder or holders of 5% or more of our voting power. All shareholder meetings require prior notice of at least 21 days or 35 days if required by the Israeli Companies Law and the regulations promulgated thereunder. The chairperson of our board of directors presides over our general meetings, provided however, if the chairman is not present or unwilling to act as chairperson, within 15 minutes from the appointed time, the co-chairperson shall preside at the meeting. If both the chairman and the co-chairperson are not present or unwilling to preside within 15 minutes from the appointed time, the shareholders present shall appoint a chairperson. Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting.

Quorum

In accordance with our amended and restated articles of association, the quorum required for an ordinary meeting of shareholders consists of at least two shareholders present, in person or by proxy, who holds or represent between them more than 33 1/3% of our voting power. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place, or any time and place as the directors designate in a notice to the shareholders.

Resolutions

Under the Israeli Companies Law, unless otherwise provided in a company's articles of association, an ordinary resolution requires approval by the holders of a simple majority of the voting rights represented at the meeting, in person, by proxy or by written ballot, and voting on the resolution. A resolution to voluntarily wind up the company requires the approval by holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

Access to corporate records

Under the Israeli Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, our amended and restated articles of association and any document we are required by law to file publicly with the Israel Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Israeli Companies Law. We may refuse a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that disclosing the document may otherwise harm our interests.

Modification of class rights

The rights attached to any class, such as voting and dividend rights, may be amended by written consent of holders of a majority of the issued shares of that class, or by adoption by the holders of a majority of the shares of that class present at a separate class meeting.

Acquisitions under Israeli law

Tender offer.    The Israeli Companies Law requires any person who wishes to acquire shares, voting rights or any class of shares of a publicly traded Israeli company, and who would, as a result of this acquisition, hold over 90% of the company's issued and outstanding share capital, voting rights in the company or of a class of shares which are listed, to make a tender offer to all of the company's shareholders for the purchase of all of the issued and outstanding shares of the company. If holders of less than 5% of the outstanding shares do not respond to or accept the tender offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law, provided that a majority of the shareholders that do not have a personal interest in such tender offer shall have approved it, which condition shall not apply if shareholders holding less than 2% of the company's issued and outstanding share capital failed to approve the tender offer. If a tender offer is accepted, shareholders may petition the court, within six months after receipt of the tender offer, to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court, provided that the acquirer may stipulate in its offer that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who do not accept the tender offer hold more than 5% of the issued and outstanding share capital of the company, the acquirer may not acquire additional shares of the company from shareholders who accepted the tender offer if following such acquisition the acquirer would then own over 90% of the company's issued and outstanding share capital.

The Israeli Companies Law also provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would hold 25% or more of the company's voting rights, unless one of the exemptions described in the Israeli Companies Law is satisfied. This rule does not apply if there is already another 25% shareholder of the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would hold more than 45% of the company's voting rights, if there is not already another shareholder of the company who holds more than 45% of the voting rights in the company, unless one of the exemptions described in the Israeli Companies Law is satisfied.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company's outstanding shares will be acquired by the offeror and (ii) if a majority of the shareholders that announced their stand on the offer, accepted the offer, excluding however, the controlling shareholder of the offeror, shareholders that have a personal interest in the approval of the special tender offer, shareholders that owns 25% or more of the voting rights in the company, and persons on their behalf or on behalf of the offeror, including their relatives or entities under their control.

In the event that a special tender offer is made, a company's board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not announce their stand or who had objected to the offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity shall refrain from making a subsequent tender offer for the purchase of shares of the target company and cannot execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger.    The Israeli Companies Law permits merger transactions if approved by each party's board of directors and, unless certain requirements described under the Israeli Companies Law are met, the majority of each party's shares voted on the proposed merger at a shareholders' meeting called on at least 35 days' prior notice. If the approval of a general meeting of the shareholders is required, a merger transaction may be approved by holders of a simple majority of our outstanding shares. The board of directors of a merging company is required pursuant to the Israeli Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, the merger will not be deemed approved if shares of the company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by shareholders holding a majority of the voting rights in the company, present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, including their relatives and entities under their control, is sufficient to reject the merger transaction. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Under the Israeli Companies Law, each merging company must inform its secured creditors of the proposed merger plans no later than three days after the date of submitting of the merger proposal to the Registrar of Companies. Creditors are entitled to notice of the merger pursuant to regulations. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and the court may also provide instructions to assure the rights of creditors. In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israel Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Israeli tax law treats some acquisitions, particularly stock-for-stock swaps between an Israeli company and a foreign company, less favorably than U.S. tax law. Israeli tax law generally provides that a shareholder who exchanges our shares for shares in a foreign corporation is treated as if he or she has sold the shares. In such a case, the shareholder will generally be subject to Israeli taxation on any capital gains from the sale of shares (after two years, with respect to one half of the shares, and after four years, with respect to the balance of the shares, in each case unless the shareholder sells such shares at an earlier date), unless a relevant tax treaty between Israel and the country of the shareholder's residence exempts the shareholder from Israeli tax. However, it may be possible in certain cases to obtain a ruling from the Israeli tax authorities deferring the tax on certain share swaps until the shares received in consideration for the original shares are sold, subject to certain conditions.

Anti-takeover measures under Israeli law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred or additional rights to voting, distributions or other matters and shares having preemptive rights. We do not have any authorized or issued shares other than ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of our shares at a general meeting and, according to the Israeli Securities Law, subject to limited exceptions, the issuance thereof is possible only if we are no longer traded on the Tel-Aviv Stock Exchange. Shareholders voting at such a meeting will be subject to the restrictions under the Israeli Companies Law described in "Ordinary shares—Voting."

Because our shareholders do not have cumulative voting rights, our shareholders holding a majority of the ordinary shares outstanding will be able to elect all of our directors.

The lack of cumulative voting makes it more difficult for our existing shareholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

The provisions discussed above under "Acquisitions under Israeli law" and "Anti-takeover measures under Israeli law" may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Disclosure of personal interests of an office holder and approval of acts and transactions

The Israeli Companies Law requires that an office holder or controlling shareholder of a public company, who is aware that he or she has a personal interest in an existing or proposed transaction of the company, promptly disclose to the company, and in any event no later than the first meeting of the board of directors at which the transaction is first discussed, the nature of his or her personal interest, including all related material information or documents. The aforementioned disclosure requirement does not apply if the personal interest derives solely from the personal interest of a relative in a transaction that is not an extraordinary transaction.

A "controlling shareholder" is defined under the Israeli Companies Law as a shareholder who has the ability to direct the company's activity, excluding an ability deriving merely from holding an office of director or another office in the company, and a person shall be presumed to control the company if he holds 50% or more of (i) a company's voting rights or (ii) the rights to appoint directors or general managers. For the purpose of "transactions with an interested party," the definition also includes a shareholder that owns 25% or more of the voting rights in the general meeting of the company, if there is no other person who holds more than 50% of the voting rights in the company. Two or more persons holding voting rights in the company each of which has a personal interest in the approval of the transaction being brought for approval of the company shall be considered to be joint holders.

A "personal interest" is defined under the Israeli Companies Law to include the personal interest of a person in an action or transaction of a company, including the personal interest of such person's relative or the personal interest of any other entity in which the person or his or her relative is an interested party, but excluding a personal interest stemming from holding shares in the company. A personal interest also includes a personal interest of a person who votes by virtue of a proxy given to him or her by another person, even if the other person does not have a personal interest. In addition, the vote of a person who was given a proxy by a person who has a personal interest will be deemed to be a vote by a person with a personal interest, irrespective of whether or not the proxy holder has discretion regarding the manner in which to vote.

Under the Israeli Companies Law, an extraordinary transaction is defined as any of the following:

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a transaction other than in the ordinary course of business;

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a transaction that is not on market terms; or

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a transaction that may have a material impact on the company's profitability, assets or liabilities.

Under the Israeli Companies Law:

•
a company may approve an action of an office holder that would otherwise be deemed a breach of his or her duty of loyalty if the office holder acts in good faith, the approval is not adverse to the company's interest and the office holder disclosed his or her personal interest in the action;

•
a company may approve interested party transactions only if the transaction is not adverse to the company's interest;

•
a transaction of a company with an office holder, and a transaction of the company with another person in which an office holder has a personal interest, subject to certain exceptions, requires the approval of the board of directors, and if the transaction is an extraordinary transaction, of the board of directors following the approval of the audit committee;

•
a transaction of a company concerning the compensation, including exculpation, insurance or indemnification, of an office holder who is not a director generally requires the approval of the board of directors following the approval of the audit committee;

•
a transaction of the company with a director in respect of his or her compensation, including exculpation, insurance or indemnification, requires the approval of the audit committee, board of directors and the shareholders (in that order); and

•
any person who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may generally not be present at the meeting or vote on the matter unless a majority of the directors or members of the audit committee (as applicable) have a personal interest in the matter, or unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present to present the transaction that is subject to approval. If a majority of the directors have a personal interest in the matter, such matter also requires approval of the shareholders of the company.

Approval of transactions with controlling shareholders

Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, transactions for the provision of services by a controlling shareholder or his or her relative, whether directly or indirectly, including by a company controlled by the controlling shareholder, and transactions concerning the terms of engagement of a controlling shareholder or a controlling shareholder's relative, whether as an office holder or an employee, require the approval of the audit committee, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders' meeting. In addition, the shareholder approval must fulfill one of the following requirements:

•
at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or

•
the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless, with respect only to certain transactions set forth in the Israeli Companies Law, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Transfer agent and registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer and Trust Company.

NASDAQ Global Select Market listing

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol "MLNX" and on the Tel-Aviv Stock Exchange under the symbol "MLNX."

Description of debt securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•
the title and ranking of the debt securities (including the terms of any subordination provisions);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable, where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered, and the method of such payment;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global debt securities and book-entry system" below, book-entry debt securities will not be issuable in certificated form.

Certificated debt securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.6)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global debt securities and book-entry system.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See "Global securities."

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No protection in the event of a change of control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, merger and sale of assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

•
we are the surviving corporation or the successor person (if other than Mellanox) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or the laws of the State of Israel and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of default

"Event of Default" means with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Mellanox and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Mellanox; or

•
any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of debt securities and certain covenants in certain circumstances

Legal defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of certain covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

The conditions include:

•
depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

"Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

•
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof. (Section 1.1)

Governing law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York. (Section 10.10)

Submission to jurisdiction

The indenture provides that, in connection with any legal action or proceeding arising out of or relating to the Indenture or the securities, or for recognition or enforcement of any judgment, we, the trustee and each holder:

•
unconditionally submit to the non-exclusive jurisdiction of any New York State court or Federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan;

•
agree that all claims in respect of such action or proceeding may be heard and determined in such court, and irrevocably and unconditionally waive any objection which they have to the laying of venue of any such action or proceeding, including but not limited to the defense of an inconvenient forum; and

•
agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law. (Section 10.19)

Description of warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase ordinary shares and/or debt securities in one or more series. Warrants may be offered independently or together with ordinary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•
the offering price and the aggregate number of warrants offered;

•
the currencies in which the warrants are being offered;

•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•
the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•
the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants begins and the date on which that right expires;

•
federal income tax consequences of holding or exercising the warrants; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of ordinary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•
the offering price and the aggregate number of warrants offered;

•
the total number of shares that can be purchased if a holder of the warrants exercises them;

•
the date on and after which the holder of the warrants can transfer them separately from the related ordinary shares;

•
the number of ordinary shares that can be purchased if a holder exercises the warrant and the price at which that ordinary share may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•
the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•
the date on which the right to exercise the warrants begins and the date on which that right expires;

•
federal income tax consequences of holding or exercising the warrants; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of ordinary shares will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "—Warrant adjustments" below.

Exercise of warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of ordinary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•
delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•
properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•
delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or ordinary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and supplements to the warrant agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, an ordinary share warrant will be adjusted proportionately if we subdivide or combine our ordinary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•
issue ordinary shares or other securities convertible into or exchangeable for ordinary shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our ordinary shares;

•
pay any cash to all or substantially all holders of our ordinary shares, other than a cash dividend paid out of our current or retained earnings;

•
issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our ordinary shares; or

•
issue ordinary shares or additional shares or other securities or property to all or substantially all holders of our ordinary shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of ordinary share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the ordinary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by an ordinary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of ordinary share warrants may have additional rights under the following circumstances:

•
certain reclassifications, capital reorganizations or changes of the ordinary shares;

•
certain share exchanges, mergers, or similar transactions involving us and which result in changes of the ordinary shares; or

•
certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our ordinary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the ordinary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Description of rights

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our shareholders to purchase our ordinary shares and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•
the date of determining the shareholders entitled to the rights distribution;

•
the securities purchasable upon exercise of the rights;

•
the exercise price;

•
the aggregate number of rights issued;

•
the date, if any, on and after which the rights will be separately transferable;

•
the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•
a discussion of certain United States federal income tax considerations applicable to the rights; and

•
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 Description of purchase contracts

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC and incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•
the price of the securities subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, securing the holder's obligations under the purchase contract;

•
any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•
any provisions relating to any security provided for the purchase contracts;

•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•
a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•
whether the purchase contracts will be issued in fully registered or global form; and

•
any other terms of the purchase contracts and any securities subject to such purchase contracts.

 Description of units

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

Global securities

Book-entry, delivery and form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•
a limited-purpose trust company organized under the New York Banking Law;

•
a "banking organization" within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

•
a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Plan of distribution

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities

Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Legal matters

Unless otherwise specified in any prospectus supplement accompanying this prospectus, certain legal matters relating to the issuance and sale of the securities with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Herzog Fox & Neeman, Tel Aviv, Israel. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. As of the date of this prospectus, Latham & Watkins LLP and certain of its attorneys beneficially own ordinary shares representing less than one percent of the ordinary shares outstanding.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Voltaire Ltd. included on Exhibit 99.1 to the Company's Current Report on Form 8-K/A dated April 19, 2011, and incorporated in this prospectus by reference, have been so incorporated in reliance on the report of Kesselman & Kesselman, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3,000,000 Ordinary Shares

Mellanox Technologies, Ltd.

Prospectus Supplement

J.P. Morgan	Credit Suisse	Barclays Capital

Stifel Nicolaus Weisel

September 20, 2011

You should rely only on the information contained in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and accompanying prospectus. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of our ordinary shares.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement and accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and accompanying prospectus applicable to that jurisdiction.